UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12.

AT&T Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note.

The following e-mail message was first circulated to employee shareholders of AT&T Corp. on or about May 27, 2005.

To: Employee Shareholders

Dear Colleague:

The AT&T Annual Report on Form 10K/A and Proxy Statement/Prospectus, and other investor-related materials, are available online for viewing and downloading by employee shareholders on the AT&T Investor Relations Website at http://www.att.com/ir/.

By having employee shareholders access these materials electronically, instead of requesting paper copies, employees will help AT&T reduce its mailing and printing costs.

Employee shareholders will receive the following proxy materials in the mail: a proxy card, an electronic access confirmation notice that also includes travel directions to the annual meeting, a proxy voting insert and a business reply envelope. Employees are encouraged to vote their shares electronically by using either the telephone (1-800-273-1174) or the Internet (http://att.proxyvoting.com/). With these two electronic voting options, employees will be able to vote their shares in the same manner as if they had signed, dated and returned the proxy card by mail. If you elect to vote your shares electronically, please do not return your proxy card. Employee shareholders who would like to obtain paper copies of the Annual Report on Form 10K/A and/or Proxy Statement/Prospectus, should contact our transfer agent, EquiServe (1-800-348-8288), no later than 15 days before the June 30, 2005, annual meeting date.

Robert S. Feit
Vice President — Law and Secretary

Your Vote is Important!